UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

SITEL Corporation

(Exact name of registrant as specified in its charter)

Minnesota	001-12577	47-0684333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7277 World Communications Drive Omaha, Nebraska	68122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 963-6810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

Amendment No.1 to the Merger Agreement

On December 8, 2006, SITEL Corporation, a Minnesota corporation (the “Company”), ClientLogic Corporation, a Delaware corporation (“Parent”), and Stagecoach Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an amendment (“Amendment No. 1”) to the Agreement and Plan of Merger, dated as of October 12, 2006, among the Company, Parent and Merger Sub (the “Merger Agreement”).  The Merger Agreement, as amended, provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, as amended, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease, and the Company will continue as the surviving corporation.  The Merger has been approved by the respective Boards of Directors of the Company, Parent and Merger Sub.

Amendment No.1 modifies certain terms of the Merger Agreement.  Among other things, Amendment No.1 provides for, upon the terms and subject to the conditions set forth in the Merger Agreement, as amended: an increase in the amount payable by Parent to holders of common stock of the Company in connection with the Merger from $4.05 to $4.25 in cash per share; an increase in the maximum amount of expenses reimbursable by the Company upon termination of the Merger Agreement under certain specified circumstances by $1.0 million, to $2.5 million; and an obligation of the Company to terminate all existing activities, discussions and negotiations with any third party conducted on or prior to December 8, 2006 with respect to any business combination transaction or proposal.

The foregoing description of Amendment No.1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference in its entirety.

Section 8 - Other Events

Item 8.01    Other Events

On December 11, 2006, the Company and Parent issued a joint press release announcing that the Company will hold its 2006 annual meeting of stockholders at the Marriott Regency hotel in Omaha, Nebraska at 1:00 PM local time on January 12, 2007 at which it will seek, among other things, stockholder approval of the previously announced merger agreement with Parent, as amended on December 8, 2006. The record date to determine the stockholders entitled to receive notice of, and vote at, the meeting is December 5, 2006.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
Exhibit 2.1	Amendment No.1, dated December 8, 2006, to the Agreement and Plan of Merger among SITEL Corporation, ClientLogic Corporation and Stagecoach Acquisition Corporation.

Exhibit 99.1	Press Release, dated December 11, 2006, jointly issued by the Company and Parent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL CORPORATION

Date: December 11, 2006	By:	/s/ Robert Scott Moncrieff
Name: Robert Scott Moncrieff
Title: Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Amendment No.1, dated December 8, 2006, to the Agreement and Plan of Merger among SITEL Corporation, ClientLogic Corporation and Stagecoach Acquisition Corporation.

Exhibit 99.1	Press Release, dated December 11, 2006, jointly issued by the Company and Parent.